SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

9Date of report (Date of earliest event reported):   July 29, 2009

ADVANCED CELL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street Worcester, Massachusetts 01605
(Address of principal executive offices, including zip code)

(510) 748-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On July 29, 2009, Advanced Cell Technology, Inc. (the “Company”) entered into a consent, amendment and exchange agreement (the “Consent and Amendment”) with holders (the “Holders”) of the Company’s outstanding convertible debentures in the aggregate outstanding principal amount of $17,175,931 (the “Debentures”) and warrants to purchase an aggregate of 205,251,285 shares of the Company’s common stock (the “Warrants”), which were issued in private placements that closed in September 2005, August 2006, August 2007, and March 2008.

Simultaneously with the execution of Consent and Amendment, and as a condition of the Consent and Amendment, the Company and the Holders entered into a Standstill and Forbearance Agreement (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement:

•	The Company acknowledged certain defaults that have occurred under the Debentures and documents executed in connection therewith (the “Transaction Documents”).

•	The Holders agreed to forbear from exercising their rights and remedies under the Debentures and the Transaction Documents.

•
The obligation of the Holders to forbear from exercising their rights and remedies under the Debentures and the Transaction Documents will terminate on the earliest of (i) the date, if any, on which a petition for relief under the date, if any, on which a petition for relief under the United States Bankruptcy Code or any similar state or Canadian law is filed by or against the Company or any of its subsidiaries or (ii) the date the Forbearance Agreement is otherwise terminated or expires, it being understood that the Holders holding 67% of the then outstanding principal amount of the Debentures shall have the right to terminate the Forbearance Agreement on 3 business days’ prior notice to the Company.

•	The Company provided a general release in favor of the Holders.

Pursuant to the Consent and Amendment:

•
The Company agreed to issue to each Holder in exchange for such Holder’s Debenture an amended and restated Debenture (the “Amended and Restated Debentures”) in a principal amount equal to the principal amount of such Holder’s Debenture times 1.35 minus any interest paid thereon.

•
The conversion price under the Amended and Restated Debentures was reduced to $0.10, subject to further adjustment as provided therein (including for stock splits, stock dividends, and certain subsequent equity sales).

•	The maturity date under the Amended and Restated Debentures was extended until December 31, 2010.

•	The Amended and Restated Debentures bear interest at the rate of 12% per annum, which shall accrete to, and increase the principal amount payable upon maturity.

•
The Amended and Restated Debentures will begin to amortize on September 25, 2009 at a rate of 6.25% of the outstanding principal amount per month, valued at the lesser of the then conversion price and 90% of the average volume weighted average price for the ten prior trading days.

•	The Company agreed to issue to each Holder in exchange for such Holder’s Warrant an amended and restated Warrant (the “Amended and Restated Warrants”).

•
The exercise price under the Amended and Restated Warrants was reduced to $0.10 subject to further adjustment as provided therein (including for stock splits, stock dividends, and certain subsequent equity sales).

•	The termination date under the Amended and Restated Warrants was extended until June 30, 2014.

•
Each Holder agreed not to convert more than 20% of such Holder’s outstanding principal amount of Amended and Restated Debenture in any month during the period from September 1, 2009 through January 31, 2010, provided, however, that this limitation will terminate if (i)(a) the volume weighted average price of the Company’s common stock for each of 5 consecutive trading days is greater than $0.15 per share, and (b) the trading volume on such days exceeds 7,500,000 shares per trading day, or (ii)(a) the volume weighted average price for any one trading day is greater than $0.20 per share and (b) the trading volume on such day exceeds 10,000,000 shares.

•
The Company agreed to amend the Company’s articles of incorporation to increase the number of authorized shares of Common Stock (the “Amendment”). If the Company does not receive the receive the requisite shareholder approval for, and receive acceptance of the filing for, the Amendment by September 25, 2009, the Company shall pay to the Holders, monthly commencing on September 25, 2009, until the Amendment is duly filed, liquidated damages equal to 5% of the purchase price of the Debentures.

•	The Company agreed to increase the number of shares available for issuance under the Company’s 2005 Stock Incentive Plan to 129,000,000 shares, by September 18, 2009.

•
The Holders agreed to waive any event of default under the Debentures resulting solely from (i) any adjustment to the conversion price of the Debenture and exercise price of the Warrants that would result from the reduction of the conversion price of certain securities of the Company pursuant to the Stipulation of Settlement, dated March 11, 2009, between the Company and Alpha Capital, and (ii) any failure by the Company to reserve such number of authorized but unissued shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants.

In connection with the foregoing, the Company relied upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the issuance. The Holders are all accredited investors. Each of the securities contain restrictive legends preventing the sale, transfer or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

ITEM 3.02  Unregistered Sales of Equity Securities.

See Item 1.01.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Consent, Amendment and Exchange Agreement, dated as of July 29, 2009, between the Company and the Holders
10.2	Standstill and Forbearance Agreement, dated as of July 29, 2009, between the Company and the Holders

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: August 4, 2009

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Consent, Amendment and Exchange Agreement, dated as of July 29, 2009, between the Company and the Holders
10.2	Standstill and Forbearance Agreement, dated as of July 29, 2009, between the Company and the Holders